Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Second Quarter 2024 Financial Results

AUSTIN, Texas (July 31, 2024)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its second quarter ending June 30, 2024.

GAAP Results for the Second Quarter 2024

•Revenue for the second quarter of $172.9 million, up 12 percent year-over-year and up 4 percent from the first quarter of 2024.

•GAAP gross margin for the second quarter of 50.2 percent, up from 47.8 percent in the prior-year quarter and 49.7 percent in the first quarter of 2024.

•GAAP net loss for the second quarter of $13.1 million compared to GAAP net loss of $23.6 million for the prior-year quarter, and net loss of $13.8 million for the first quarter of 2024.

Non-GAAP Results for the Second Quarter 2024

•Non-GAAP revenue for the second quarter of $172.9 million, up 12 percent year-over-year and up 4 percent from the first quarter of 2024.

•Non-GAAP gross margin for the second quarter of 55.7 percent, up from 54.2 percent for the prior-year quarter and 54.9 percent from the first quarter of 2024.

•Adjusted EBITDA for the second quarter of $29.9 million, up from $17.6 million for the prior-year quarter and $25.2 million from the first quarter of 2024.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We closed out the first half of the year with solid sales execution and financial results,” said Q2 Chairman and CEO Matt Flake. “We’ve had broad sales success for several consecutive quarters, highlighted by a mix of net new and expansion wins across our lines of business. We believe our sustained performance not only demonstrates our competitive differentiation and a strong demand environment, but also the resilience of our customers and prospects in the current economic climate.”

Second Quarter Highlights

Continued Sales Success Driven by both New Customer Wins and Expansion Opportunities

•Signed four Tier 1 digital banking contracts, including:
◦Two new banks; one for Q2's commercial solutions and the other to utilize its retail, SMB and commercial solutions.
◦Two expansion agreements with existing customers, resulting in both customers now utilizing retail, SMB and commercial solutions.

•Signed one Enterprise and one Tier 1 relationship pricing contract, including:
◦A new Tier 1 bank to utilize the relationship pricing platform and treasury pricing solutions.
◦An expansion win with an Enterprise bank to increase their utilization of Q2's relationship pricing platform, and the addition of the treasury pricing solutions.

•Signed a multi-year renewal with a top ten Helix customer.

•Subscription Annualized Recurring Revenue increased to $633.9 million, up 19 percent year-over-year from $533.2 million at the end of the second quarter of 2023.

•Remaining Performance Obligations total, or Backlog, increased by $38 million sequentially and a record $426 million year-over-year, resulting in a total committed Backlog of approximately $2.0 billion at quarter-end, representing 2 percent sequential growth and 28 percent year-over-year growth.

Annual Customer Conference Showcases Q2's AI, Digital Transformation, and Innovation Priorities

In the second quarter, Q2 hosted its annual customer conference, "CONNECT," where the company shared its strategic product roadmaps and innovation priorities. This year marked the highest attendance ever, reaffirming that customers are deeply engaged and enthusiastic about Q2's roadmap and eager to grow their businesses with technology. Key themes emerged from the conference, including the practical application of AI, developments with Q2 Innovation Studio, and insights on Q2 Engage, Q2’s recently announced comprehensive portfolio of consumer banking solutions.

Q2's AI product strategy was a highlight of the conference, with a particular focus on generative AI and plans to implement a digital assistant, Andi Copilot. Q2 expects to integrate Andi Copilot into its banking product portfolio as well as through Q2's risk and fraud management platform, Centrix. This next generation of Andi Copilot is being designed to combine Q2's deep knowledge of the banking industry with advanced large language model capabilities to service a range of new, high-value use cases for bank operations personnel.

Q2 Innovation Studio remained a key focus for customers, with more fintech partners attending than any previous year. Customers shared success stories with peers, inspiring new ways to utilize the software. The breadth and maturity of Q2's partner ecosystem continue to be significant differentiators for the company.

With customers focused on driving deeper personalization in consumer banking, Q2 also demonstrated how Q2 Engage was designed to assist these customers in better competing for, acquiring, and retaining deposits. By streamlining the structure of its consumer-facing product suite under one platform, Q2 aims to sharpen the consumer value proposition and drive further differentiation for its customers.

“We were pleased to deliver another strong quarter, highlighted by both revenue and adjusted EBITDA results above the high end of our guidance,” said Q2 CFO David Mehok. “Our results reflect our sustained focus on operational improvement, which has generated significant growth in adjusted EBITDA and cash flow for the first half of the year, combined with better-than-expected subscription revenue. Following these strong results, we are raising our full-year outlook for revenue and adjusted EBITDA and increasing our full-year outlook for subscription revenue growth.”

Financial Outlook

As of July 31, 2024, Q2 Holdings is providing guidance for its third quarter of 2024 and updated guidance for its full year 2024, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, gain on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to Q2's results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its third quarter of 2024 as follows:

•Total non-GAAP revenue of $171.5 million - $174.5 million, which would represent year-over-year growth of 11 - 13 percent.

•Adjusted EBITDA of $27.5 million - $29.5 million, representing 16 - 17 percent of non-GAAP revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2024 as follows:

•Total non-GAAP revenue of $688.5 million - $692.5 million, which would represent year-over-year growth of 10 - 11 percent.

•Adjusted EBITDA of $116.5 million - $119.5 million, representing 17 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Wednesday, July 31, 2024
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, Chairman & CEO / David Mehok, CFO / Kirk Coleman, President / Jonathan Price, EVP Strategy and Emerging Businesses
Conference Call Registration:	https://registrations.events/direct/Q4I6081040
Webcast Registration:	https://events.q4inc.com/attendee/610211826

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institution and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); and free cash flow. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, gain on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by non-GAAP revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs, lease and other restructuring charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges, and the impact to deferred revenue from purchase accounting. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: our sustained performance; our competitive differentiation; the strong demand environment; the resilience of our customers and prospects in the current economic climate; customer engagement and enthusiasm about our roadmap and desire to grow their businesses with technology; our AI product strategy; the anticipated launch, capabilities and use cased of Andi Copilot; the competitive differentiation resulting from the breadth and maturity of our partner ecosystem; customer focus on driving deeper personalization in consumer banking; the anticipated capabilities and benefits of Q2 Engage; and our quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon our historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) global macroeconomic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of recent bank failures, mergers and acquisitions in the banking sector, inflation, higher interest rates and any potential additional monetary policy measures and their potential impacts on our prospects' and customers' operations, the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (b) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions; (c) the risks associated with the development of our solutions including AI-based solutions, and changes to the market for our solutions compared to our expectations; (d) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (e) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth, particularly in light of recent macroeconomic challenges, including increased competition for talent, employee turnover, labor shortages and wage inflation; (f) the risks associated with our transactional business which are typically driven by End-User behavior and can be influenced by external drivers outside of our control; (g) the risks associated with effectively managing our business and cost structure in an uncertain macroeconomic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (h) the risks associated with geopolitical uncertainties, including the heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure, and political uncertainty or discord, including related to the 2024 U.S. presidential election; (i) the risks associated with accurately forecasting and managing the impacts of any macroeconomic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and our arrangements with them, which represent a newer market opportunity for us, a more complex revenue model for us and which may be more vulnerable to an economic downturn than our financial institution customers; (j) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (k) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (l) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely upon and the resultant costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (m) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using artificial intelligence, or AI, with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (n) risks associated with operating within and selling into a regulated industry, including risks related to evolving regulation of AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny in financial technology, including specifically on banking-as-a-service, or BaaS, services; (o) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (p) the risks inherent in third-party technology and implementation partnerships that could cause harm to our business; (q) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (r) the general risks associated with the complexity of our customer arrangements and our solutions; (s) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (t) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (u) the risks associated with further consolidation in the financial services industry; (v) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (w) the risk that our debt repayment obligations may adversely affect our financial condition and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$303,823	$229,655
Restricted cash	2,517	3,977
Investments	68,227	94,353
Accounts receivable, net	59,435	42,899
Contract assets, current portion, net	8,776	9,193
Prepaid expenses and other current assets	12,535	11,625
Deferred solution and other costs, current portion	26,657	27,521
Deferred implementation costs, current portion	9,413	8,741
Total current assets	491,383	427,964
Property and equipment, net	35,491	41,178
Right of use assets	33,411	35,453
Deferred solution and other costs, net of current portion	30,094	26,090
Deferred implementation costs, net of current portion	23,151	21,480
Intangible assets, net	108,402	121,572
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	11,238	12,210
Other long-term assets	2,985	2,609
Total assets	$1,249,024	$1,201,425

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$55,948	$62,404
Deferred revenues, current portion	134,361	118,723
Lease liabilities, current portion	10,895	10,436
Total current liabilities	201,204	191,563
Convertible notes, net of current portion	491,456	490,464
Deferred revenues, net of current portion	24,334	17,350
Lease liabilities, net of current portion	41,771	45,588
Other long-term liabilities	9,594	7,981
Total liabilities	768,359	752,946

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,134,462	1,075,278
Accumulated other comprehensive loss	(1,206)	(1,111)
Accumulated deficit	(652,597)	(625,694)
Total stockholders' equity	480,665	448,479
Total liabilities and stockholders' equity	$1,249,024	$1,201,425

Q2 Holdings, Inc.
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenues (1)	$172,890	$154,531	$338,398	$307,539
Cost of revenues (2)	86,063	80,703	169,319	160,414
Gross profit	86,827	73,828	169,079	147,125

Operating expenses:
Sales and marketing	27,733	28,701	53,178	56,845
Research and development	35,759	34,096	70,621	68,521
General and administrative	31,283	27,127	61,459	51,819
Transaction-related costs	—	9	—	21
Amortization of acquired intangibles	4,788	5,252	9,616	10,514
Lease and other restructuring charges	967	2,312	2,093	4,273
Total operating expenses	100,530	97,497	196,967	191,993
Loss from operations	(13,703)	(23,669)	(27,888)	(44,868)
Total other income (expense), net (3)	2,732	526	4,629	21,227
Loss before income taxes	(10,971)	(23,143)	(23,259)	(23,641)
Provision for income taxes	(2,089)	(479)	(3,644)	(497)
Net loss	$(13,060)	$(23,622)	$(26,903)	$(24,138)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	51	(174)	177	862
Foreign currency translation adjustment	49	180	(272)	163
Comprehensive loss	$(12,960)	$(23,616)	$(26,998)	$(23,113)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.22)	$(0.41)	$(0.45)	$(0.42)
Weighted average common shares outstanding, basic and diluted	60,162	58,286	59,804	58,087

(1) Includes deferred revenue reduction from purchase accounting of zero and $0.1 million for the three months ended June 30, 2024 and 2023, respectively, and zero and $0.2 million for the six months ended June 30, 2024 and 2023, respectively.
(2) Includes amortization of acquired technology of $5.5 million and $5.9 million for the three months ended June 30, 2024 and 2023, respectively, and $11.0 million and $11.8 million for the six months ended June 30, 2024 and 2023, respectively.
(3) Includes a gain of $19.9 million related to the early extinguishment of a portion of our 2026 Notes and 2025 Notes for the six months ended June 30, 2023.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(26,903)	$(24,138)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	13,115	12,447
Depreciation and amortization	35,168	35,478
Amortization of debt issuance costs	991	1,113
Amortization of premiums and discounts on investments	(443)	(1,781)
Stock-based compensation expense	45,132	38,710
Deferred income taxes	944	(556)
Gain on extinguishment of debt	—	(19,312)
Other non-cash items	496	2,043
Changes in operating assets and liabilities	(19,034)	(27,042)
Net cash provided by operating activities	49,466	16,962
Cash flows from investing activities:
Net maturities of investments	26,745	74,284
Purchases of property and equipment	(2,856)	(3,294)
Capitalized software development costs	(11,835)	(13,127)
Net cash provided by investing activities	12,054	57,863
Cash flows from financing activities:
Payment for maturity of 2023 convertible notes	—	(10,908)
Payment for repurchases of convertible notes	—	(149,640)
Proceeds from capped calls related to convertible notes	—	139
Proceeds from the exercise of stock options and ESPP	11,448	3,933
Net cash provided by (used in) financing activities	11,448	(156,476)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(260)	276
Net increase (decrease) in cash, cash equivalents and restricted cash	72,708	(81,375)
Cash, cash equivalents and restricted cash, beginning of period	233,632	201,902
Cash, cash equivalents and restricted cash, end of period	$306,340	$120,527

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP revenue	$172,890	$154,531	$338,398	$307,539
Deferred revenue reduction from purchase accounting	—	83	—	199
Non-GAAP revenue	$172,890	$154,614	$338,398	$307,738

GAAP gross profit	$86,827	$73,828	$169,079	$147,125
Stock-based compensation	3,400	3,577	6,565	6,950
Amortization of acquired technology	5,504	5,883	11,008	11,763
Lease and other restructuring charges	588	429	595	429
Deferred revenue reduction from purchase accounting	—	83	—	199
Non-GAAP gross profit	$96,319	$83,800	$187,247	$166,466

Non-GAAP gross margin:
Non-GAAP gross profit	$96,319	$83,800	$187,247	$166,466
Non-GAAP revenue	172,890	154,614	338,398	307,738
Non-GAAP gross margin	55.7%	54.2%	55.3%	54.1%

GAAP sales and marketing expense	$27,733	$28,701	$53,178	$56,845
Stock-based compensation	(4,469)	(4,823)	(8,340)	(9,083)
Non-GAAP sales and marketing expense	$23,264	$23,878	$44,838	$47,762

GAAP research and development expense	$35,759	$34,096	$70,621	$68,521
Stock-based compensation	(4,625)	(4,007)	(8,468)	(7,783)
Non-GAAP research and development expense	$31,134	$30,089	$62,153	$60,738

GAAP general and administrative expense	$31,283	$27,127	$61,459	$51,819
Stock-based compensation	(11,837)	(8,217)	(21,759)	(14,894)
Non-GAAP general and administrative expense	$19,446	$18,910	$39,700	$36,925

GAAP operating loss	$(13,703)	$(23,669)	$(27,888)	$(44,868)
Deferred revenue reduction from purchase accounting	—	83	—	199
Stock-based compensation	24,331	20,624	45,132	38,710
Transaction-related costs	—	9	—	21
Amortization of acquired technology	5,504	5,883	11,008	11,763
Amortization of acquired intangibles	4,788	5,252	9,616	10,514
Lease and other restructuring charges	1,555	2,741	2,688	4,702
Non-GAAP operating income	$22,475	$10,923	$40,556	$21,041

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(13,060)	$(23,622)	$(26,903)	$(24,138)
Deferred revenue reduction from purchase accounting	—	83	—	199
Stock-based compensation	24,331	20,624	45,132	38,710
Transaction-related costs	—	9	—	21
Depreciation and amortization	17,645	17,935	35,168	35,478
Lease and other restructuring charges	1,555	2,741	2,688	4,702
Provision for income taxes	2,089	479	3,644	497
Gain on extinguishment of debt	—	—	—	(19,869)
Interest and other (income) expense, net	(2,689)	(623)	(4,625)	(1,502)
Adjusted EBITDA	$29,871	$17,626	$55,104	$34,098

Adjusted EBITDA margin	17.3%	11.4%	16.3%	11.1%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Net cash provided by operating activities	$49,466	$16,962
Purchases of property and equipment	(2,856)	(3,294)
Capitalized software development costs	(11,835)	(13,127)
Free cash flow	$34,775	$541

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)
(unaudited)

	Q3 2024 Outlook		Full Year 2024 Outlook
	Low	High	Low	High

GAAP revenue	$171,500	$174,500	$688,500	$692,500
Deferred revenue reduction from purchase accounting	—	—	—	—
Non-GAAP revenue	$171,500	$174,500	$688,500	$692,500

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com